Exhibit 99.1

VirTra Receives $2.3 Million Follow-On Order from the Arizona Department of Public Safety

TEMPE, Ariz. — October 23, 2019 — VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational, and commercial markets, has received a $2.3 million follow-on order from the Arizona Department of Public Safety (DPS) to provide Arizona law enforcement organizations with VirTra’s judgmental use-of-force training and firearms simulators, including virtual firing ranges.

In 2016, the Arizona DPS placed an inaugural $2.1 million order with VirTra for V-300® simulators, which the company delivered to seven separate law enforcement agencies throughout the state. Under the terms of this follow-on order, VirTra will provide the Arizona DPS with thirteen simulators, as well as scenario authoring software, services, maintenance, warranties, and accessories. The Arizona DPS will deploy VirTra’s immersive 300-degree V-300®LE simulator, V-ST PRO® marksmanship simulator, or both, to local law enforcement agencies in order to enhance Arizona’s current simulation training programs and expand these programs to additional agencies across the state. VirTra expects to recognize the majority of the revenue from this follow-on order in fiscal year 2020.

“When officers are well trained and more confident in their abilities, they are safer and do a better job in the field,” said Lt. Corey Doggett, Training Commander for Tucson Police Department, who received a simulator through the initial order. “Having our own VirTra V-300 training simulator has helped us improve in these areas and in many others. The VirTra V-300 is, and continues to be, a valuable component of the Tucson Police Department’s training academy.”

“The Arizona DPS is a valuable customer that shares our interest in improving law enforcement training with industry-leading simulation technology,” said Bob Ferris, CEO and Chairman of VirTra. “We’ve had a successful relationship with this customer for the past three years, and we look forward to growing our relationship with this new contract. We are honored to continue to support the men and women who serve Arizona with the very best simulation training products on the market.”

About VirTra:

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-Looking Statements:

This news release includes certain information that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by terminology such as “could”, “may”, “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. These risks and uncertainties are discussed in VirTra’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated from time to time in our filings with the Securities and Exchange Commission. All forward-looking information contained in this press release is given as of the date hereof, is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860